                                    EXHIBIT 99.2

                            [Western Bancorp Letterhead]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PRESS RELEASE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Western Bancorp  (NASDAQ:  WEBC)             Bank of Los Angeles (NASDAQ:BKLA)
4100 Newport Place, Suite 900                8901 Santa Monica Blvd.
Newport Beach, California 92660              West Hollywood, CA 90069-4901
Contacts:      Matthew P. Wagner             John J. Feldman
               President &                   President &
               Chief Executive Officer       Chief Executive Officer
Phone:         310/477-2401                  310/843-1460
FAX:           310/231-0321                  310/843-1498



FOR IMMEDIATE RELEASE

            WESTERN BANCORP ANNOUNCES ACQUISITION OF BANK OF LOS ANGELES

April 17, 1998

Newport Beach, California . . . Western Bancorp ("Western") today announced it has signed a definitive agreement to purchase the Bank of Los Angeles. Shareholders of Bank of Los Angeles will receive 0.4224 shares of Western Bancorp stock for each share of Bank of Los Angeles stock. The acquisition will use pooling-of-interests accounting and is expected to close in the third quarter of the year. Bank of Los Angeles has completed its due diligence. Western's due diligence will be completed by April 29.

Western has $2.1 billion in assets. Through its subsidiary, Santa Monica Bank, Western operates in Santa Monica, Malibu, Marina del Rey, Beverly Hills, Century City, Westwood and Encino. Santa Monica Bank has approximately $1.2 billion in assets. Bank of Los Angeles has $275 million in assets with branches in West Hollywood, Beverly Hills, Culver City, Encino and Glendale. Bank of Los Angeles will be merged into Santa Monica Bank.

Matthew P. Wagner, President and Chief Executive of Western stated "This acquisition will allow Santa Monica Bank, with almost $1.5 billion in assets post acquisition, to enhance its presence in Beverly Hills and Encino and to expand its market area into Culver City, West Hollywood and Glendale. Shareholders of both companies will benefit from the efficiencies to be obtained through this consolidation. We expect this acquisition to be accretive to earnings in 1999."

According to John J. Feldman, President and Chief Executive Officer of Bank of Los Angeles, "Customers of Bank of Los Angeles will be able to enjoy the benefits of an enhanced product line that a larger company can provide while enjoying the high level of customer service and responsiveness that comes along with the community banking philosophy that is the cornerstone of both Bank of Los Angeles and Santa Monica Bank. It is a win-win situation for both companies."

Western serves its clients in Southern California through its two banking subsidiaries: Southern California Bank and Santa Monica Bank. Southern California Bank serves southern Los Angeles, Orange and San Diego Counties with sixteen branches and with its specialized escrow services and asset based lending. Santa Monica Bank serves its clients in Santa Monica, Beverly Hills, Malibu, Marina del Rey, Encino and West Los Angeles with thirteen branches and its specialized trust and investment management services.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which Western Bancorp and its subsidiaries operate, inflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating Santa Monica Bank, Western Bank and Southern California Bank.


                                          2